Exhibit 99.(g) (1)

CUSTODIAN SERVICES AGREEMENT

THIS AGREEMENT is made, as of July 1, 2005, separately by and between each separate registered investment company set forth on Exhibit A (dated July 1, 2005) attached hereto (each a “Fund”) and PFPC TRUST COMPANY (“PFPC Trust”). As used herein, the term “Agreement” shall mean this Custodian Services Agreement and any and all exhibits and schedules attached hereto and any amendments to any of the foregoing executed in accordance with the terms of this Custodian Services Agreement.

W I T N E S S E T H:

WHEREAS, each Fund is registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, each Fund wishes to retain PFPC Trust to provide custodian services to its investment portfolios listed on Exhibit A attached hereto, as such Exhibit A may be amended from time to time (each a “Portfolio”), and PFPC Trust wishes to furnish custodian services either directly or through an affiliate or affiliates, as more fully described herein; and

WHEREAS, additional registered investment companies may be added to this Agreement pursuant to written agreement of such registered investment company and PFPC Trust, and upon the effective date of such written agreement such registered investment company shall be a “Fund” for all purposes under this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, each separate Fund and PFPC Trust agree as follows:

1.                                                                     Definitions.  As Used in This Agreement:

(a)                                                                 “1933 Act” means the Securities Act of 1933, as amended.

(b)                                                                “1934 Act” means the Securities Exchange Act of 1934, as amended.

(c)                                                                 “Authorized Person” means, with respect to a particular Fund, any officer of the Fund and any other person authorized by the Fund to give Oral or Written Instructions on behalf of the Fund.  An Authorized Person’s scope of authority may be limited by setting forth such limitation in a written document signed by the relevant Fund and PFPC Trust.

(d)                                                                “Book-Entry System” means the Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system registered with the SEC under the 1934 Act.

(e)                                                                 “CEA” means the Commodities Exchange Act, as amended.

(f)                                                                   “Oral Instructions” mean oral instructions received by PFPC Trust from an Authorized Person or from a person reasonably believed by PFPC Trust to be an Authorized Person. PFPC Trust may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

(g)                                                                “PFPC Trust” means PFPC Trust Company or a subsidiary or affiliate of PFPC Trust Company.

(h)                                                                “SEC” means the Securities and Exchange Commission.

(i)                                                                    “Securities Laws” mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

(j)                                                                    “Shares” mean the shares of beneficial interest of any series or class of a Portfolio.

(k)                                                                 “Property” means:

(i)                                                                    any and all securities and other investment items which a Fund may from time to time deposit (or cause to be deposited) with PFPC Trust with respect to one of the Fund’s Portfolios or which PFPC Trust may from time to time hold for a Fund with respect to one of the Fund’s Portfolios;

(ii)                                                                 all income in respect of any of such securities or other investment items;

(iii)                                                              all proceeds of the sale of any of such securities or investment items; and

(iv)                                                             all proceeds of the sale of securities issued by a Fund with respect to one of the Fund’s Portfolios, which are received by PFPC Trust from time to time, from or on behalf of that Portfolio.

(l)                                                                    “Written Instructions” mean (i) written instructions signed by two Authorized Persons (or persons reasonably believed by PFPC Trust to be Authorized Persons) and received by PFPC Trust or (ii) trade instructions with respect to a particular Portfolio transmitted by means of an electronic transaction reporting system which requires the use of a password or other authorized identifier in order to gain access.  The instructions may be delivered electronically (with respect to sub-item (ii) above) or by hand, mail or facsimile sending device.

2.                                                                     Appointment .   Each Fund hereby appoints PFPC Trust to provide custodian services set forth in this Agreement to each of its Portfolios, in accordance with the terms set forth in this Agreement. PFPC Trust accepts such appointment and agrees to furnish such services. For clarity, PFPC Trust shall have no obligations or responsibilities with respect to a particular investment portfolio of a Fund until such investment portfolio (i) is listed or deemed to be listed (pursuant to a written agreement between PFPC Trust and such Fund) on Exhibit A attached hereto or (ii) is otherwise agreed (pursuant to a written agreement between PFPC Trust and such Fund) to be a “Portfolio” under this Agreement.

3.                                                                     Compliance with Laws.

With respect to each respective Fund, PFPC Trust undertakes to comply with material applicable requirements of the Securities Laws and material laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC Trust hereunder with respect to such Fund.  Except as specifically set forth herein, PFPC Trust assumes no responsibility for compliance by any Fund or any other entity.

4.                                                                     Instructions.

(a)                                                                 Unless otherwise provided in this Agreement, PFPC Trust shall act only upon Oral Instructions or Written Instructions.

(b)                                                                PFPC Trust shall be entitled to rely upon any Oral Instruction or Written Instruction it receives pursuant to this Agreement.  PFPC Trust may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of any Fund or this Agreement or with any vote, resolution or proceeding of any Fund’s Board of Trustees, Board of Directors or similar governing entity or of any Fund’s shareholders, unless and until PFPC Trust receives Written Instructions relating to a particular Fund to the contrary.

(c)                                                                 Each Fund agrees to forward to PFPC Trust Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC Trust or its affiliates) so that PFPC Trust receives the Written Instructions by the close of business on the New York Stock Exchange business day (i.e., a day on which the New York Stock Exchange is open for trading) immediately following the day on which the Oral Instructions are received.  The fact that such confirming Written Instructions are not received by PFPC Trust or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC Trust’s ability to rely upon such Oral Instructions.

5.                                                                     Right to Receive Advice .

(a)                                                                 Advice of a Fund .  If PFPC Trust is in doubt as to any action it should or should not take, PFPC Trust may request directions or advice, including Oral Instructions or Written Instructions, from a Fund.

(b)                                                                Advice of Counsel .  If PFPC Trust shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC Trust may request advice from counsel of its own choosing (who may be counsel for a Fund, a Fund’s investment adviser or PFPC Trust, at the option of PFPC Trust). The Fund to which such advice relates shall reimburse PFPC Trust for the cost of obtaining such advice so long as the Fund has approved the seeking of such advice (which approval shall not be unreasonably withheld or delayed).

(c)                                                                 Conflicting Advice .  In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC Trust receives from a Fund, and the advice it receives from counsel, PFPC Trust shall be entitled to rely upon and follow the advice of counsel.

(d)                                                                Protection of PFPC Trust .  PFPC Trust shall be indemnified by a Fund and without liability for any action PFPC Trust takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions PFPC Trust receives from or on behalf of such Fund, or in reliance upon advice from counsel with respect to any matter relating to such Fund, and which PFPC Trust believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions.  Nothing in this section shall be construed so as to impose an obligation upon PFPC Trust (i) to seek directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with directions or advice or Oral Instructions or Written Instructions.

6.                                                                     Records; Visits .   The books and records pertaining to a Fund and its Portfolios, which are in the possession or under the control of PFPC Trust, shall be the property of that Fund.  Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations.  Each Fund and the Fund’s Authorized Persons shall have access to the books and records pertaining to such Fund (provided the same are in the possession or under the control of PFPC Trust) at all times during PFPC Trust’s normal business hours.  Upon the reasonable request of a Fund, copies of any books and records pertaining to such Fund (provided the same are in the possession or under the control of PFPC Trust) shall be provided by PFPC Trust to the Fund or to an authorized representative of the Fund, at the Fund’s expense.

7.                                                                     Confidentiality .   PFPC Trust shall keep confidential any information relating to a Fund’s business and each Fund shall keep confidential any information relating to PFPC Trust’s business.  As between PFPC Trust and a particular Fund, information to be kept confidential shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC Trust, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC Trust a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, the party receiving information shall not be subject to confidentiality obligations with respect to such information to the extent:  (a) such information is already known to the receiving party at the time it is obtained by the receiving party; (b) such information is or becomes publicly known or available through no wrongful act of the receiving party; (c) such information is rightfully received by the receiving party from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality; (d) such information is released by the protected party to a third party without restriction; (e) such information is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the protected party written notice of the same, to the extent such notice is permitted); (f) release of such information by PFPC Trust is necessary or desirable in connection with the provision of services under this Agreement; (g) such information is relevant to the defense of any claim or cause of action asserted against the receiving party; or (h) such information has been or is independently developed or obtained by the receiving party.

8.                                                                     Cooperation with Accountants .   PFPC Trust shall cooperate with each Fund’s independent public accountants and shall take all reasonable action to make any requested information available to a particular Fund’s independent public accountants as reasonably requested by that Fund.

9.                                                                     PFPC System .  PFPC Trust shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC Trust in connection with the services provided by PFPC Trust to any Fund.

10.                                                              Disaster Recovery .   PFPC Trust shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available.  In the event of equipment failures, PFPC Trust shall, at no additional expense to a Fund, take reasonable steps to minimize service interruptions with respect to such Fund.  PFPC Trust shall have no liability to a Fund with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PFPC Trust’s own willful misfeasance with respect to such Fund, bad faith with respect to such Fund, negligence with respect to such Fund or reckless disregard of its duties or obligations under this Agreement with respect to such Fund.

11.                                                              Compensation .   (a) As compensation for custody services rendered by PFPC Trust with respect to a particular Fund during the term of this Agreement, such Fund, on behalf of each of its Portfolios, will pay to PFPC Trust a fee or fees as may be agreed to in writing from time to time by the Fund and PFPC Trust.  Each Fund acknowledges that PFPC Trust may receive float benefits in connection with maintaining certain accounts required to provide services under this Agreement.

(b) Each Fund hereby represents and warrants to PFPC Trust that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PFPC Trust or to the adviser or sponsor of any Fund in connection with this Agreement have been fully disclosed to the Board of Trustees, Board of Directors or similar governing entity of the Fund and that, if required by applicable law, such Board of Trustees, Board of Directors or similar governing entity has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

12.                                                              Indemnification . Each Fund, on behalf of each of its Portfolios, agrees to indemnify, defend and hold harmless PFPC Trust and its affiliates (including their respective officers, directors, agents and employees) from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws and reasonable attorneys’ fees and disbursements) arising directly or indirectly from any action or omission to act which PFPC Trust takes in connection with the provision of services to the Fund.  Neither PFPC Trust, nor any of its affiliates, shall be indemnified by a Fund against any liability (or any expenses incident to such liability) caused by PFPC Trust’s or its affiliates’ (including their respective officers, directors, agents and employees) own willful misfeasance with respect to such Fund, bad faith with respect to such Fund, negligence with respect to such Fund, reckless disregard in the performance of PFPC Trust’s activities with respect to such Fund under this Agreement, fraud with respect to such Fund, or violation with respect to such Fund (as determined by a court of competent jurisdiction in a final non-appealable order of such court) of a criminal statute or material violation with respect to such Fund (as determined by a court of competent jurisdiction in a final non-appealable order of such court) of any other statute which statute is materially applicable to the duties PFPC Trust is obligated to perform with respect to such Fund under this Agreement. The provisions of this Section 12 shall survive termination of this Agreement. Any amounts payable by a Fund hereunder shall be satisfied only against the relevant Portfolio’s assets and not against the assets of any other investment portfolio of the Fund.

13.                                                              Responsibility of PFPC Trust .

(a)                                                                 PFPC Trust shall be under no duty to take any action hereunder on behalf of a Fund or any of its Portfolios except as specifically set forth herein or as may be specifically agreed to by PFPC Trust and such Fund in a written amendment hereto.  PFPC Trust shall be obligated to exercise care and diligence in the performance of its duties hereunder with respect to a particular Fund and to act in good faith in performing services with respect to a particular Fund provided for under this Agreement.  PFPC Trust shall be liable to a Fund only for any damages arising out of PFPC Trust’s failure to perform its duties under this Agreement with respect to such Fund and only to the extent such damages arise out of PFPC Trust’s willful misfeasance with respect to such Fund, bad faith with respect to such Fund, negligence with respect to such Fund, reckless disregard of PFPC Trust’s duties under this Agreement with respect to such Fund, fraud with respect to such Fund, or violation with respect to such Fund (as determined by a court of competent jurisdiction in a final non-appealable order of such court) of a criminal statute or material violation with respect to such Fund (as determined by a court of competent jurisdiction in a final non-appealable order of such court) of any other statute which statute is materially applicable to the duties PFPC Trust is obligated to perform with respect to such Fund under this Agreement.

(b)                                                                Notwithstanding anything in this Agreement to the contrary, (i) PFPC Trust shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and (ii) PFPC Trust shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC Trust reasonably believes to be genuine.

(c)                                                                 Notwithstanding anything in this Agreement to the contrary, neither PFPC Trust nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC Trust or its affiliates.

(d)                                                                Each Fund shall have a duty to mitigate damages for which PFPC Trust may become responsible hereunder and PFPC Trust shall have a duty to mitigate damages for which a Fund may become responsible hereunder.

(e)                                                                 Notwithstanding anything in this Agreement to the contrary (other than as specifically provided in Section 14(h)(ii)(B)(4) and Section 14(h)(iii)(A) of this Agreement), each Fund shall be responsible for all filings, tax returns and reports on any transactions undertaken pursuant to this Agreement relating to it, or in respect of the Property relating to any of its Portfolios or any collections undertaken pursuant to this Agreement relating to it, which may be requested by any relevant authority.  In addition, each Fund shall be responsible for the payment of all taxes and similar items (including without limitation penalties and interest related thereto) relating to it.

(f)                                                                   Each Fund acknowledges that the Internet is an “open,” publicly accessible network and not under the control of any party.  PFPC Trust’s provision of access to and use of PFPC Trust’s data repository and analytics suite is dependent upon the proper functioning of the Internet and services provided by telecommunications carriers, firewall providers, encryption system developers and others.  Each Fund agrees that PFPC Trust shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by PFPC Trust or its affiliates) or of any third parties involved in facilitating access to or use of PFPC Trust’s data repository and analytics suite and shall not liable in any respect for the selection of any such third party, unless that selection constitutes willful misfeasance, bad faith or negligence on the part of PFPC Trust.

(g)                                                                The provisions of this Section 13 shall survive termination of this Agreement.

(h)                                                                Notwithstanding anything in this Agreement to the contrary, PFPC Trust shall have no liability either for any error or omission of any of its predecessors as servicer on behalf of any Fund or for any failure to discover any such error or omission.

14.                                                              Description of Services .

(a )                                                              Delivery of the Property .  Each Fund will deliver or arrange for delivery to PFPC Trust, all the Property relating to its Portfolios, including cash received as a result of the distribution of Shares of its Portfolios, during the term of this Agreement.  PFPC Trust will not be responsible for any assets relating to a particular Portfolio until actual receipt of such assets with respect to such Portfolio.

(b)                                                                Receipt and Disbursement of Money .  PFPC Trust, acting upon Written Instructions, shall open and maintain a separate account for each separate Portfolio of each Fund (each an “Account”) and shall maintain in the Account of a particular Portfolio all cash and other assets received from or for such Portfolio specifically designated to such Account.

PFPC Trust shall make cash payments from or for the Account of a Portfolio only for:

(i)                                                                    purchases of securities in the name of the Portfolio, PFPC Trust, PFPC Trust’s nominee or a sub-custodian or nominee thereof as provided in sub-section (j) and for which PFPC Trust has received a copy of the broker’s or dealer’s confirmation or payee’s invoice, as appropriate;

(ii)                                                                 purchase or redemption of Shares of the Portfolio delivered to PFPC Trust;

(iii)                                                              payment of, subject to Written Instructions, interest, taxes (provided that tax which PFPC Trust considers is required to be deducted or withheld “at source” will be governed by Section 14(h)(iii)(B) of this Agreement), administration, accounting, distribution, advisory and management fees which are to be borne by the Portfolio;

(iv)                                                             payment to, subject to receipt of Written Instructions, the Portfolio’s transfer agent, as agent for the shareholders of such Portfolio, of an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to such shareholders, or, in lieu of paying the Portfolio’s transfer agent, PFPC Trust may arrange for the direct payment of cash dividends and distributions to shareholders of such Portfolio in accordance with procedures mutually agreed upon from time to time by and among the applicable Fund, PFPC Trust and the Portfolio’s transfer agent;

(v)                                                                payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Portfolio and held by or delivered to PFPC Trust;

(vi)                                                             payments of the amounts of dividends received with respect to securities sold short;

(vii)                                                          payments to PFPC Trust for its services hereunder;

(viii)                                                       payments to a sub-custodian pursuant to provisions in sub-section (c) of this Section 14; and

(ix)                                                               other payments, upon Written Instructions.

PFPC Trust is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.

(c)                                                                 Receipt of Securities; Subcustodians .

PFPC Trust shall hold all securities received by it for a particular Portfolio in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System or through a sub-custodian or depository.  All such securities shall be held or disposed of only upon Written Instructions or otherwise pursuant to the terms of this Agreement.  PFPC Trust shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement or upon Written Instructions authorizing the transaction.  In no case may any member of a Fund’s Board of Trustees, Board of Directors or similar governing entity, or any officer, employee or agent of a Fund, withdraw any of the Fund’s securities.

At PFPC Trust’s own expense and for its own convenience, PFPC Trust may enter into sub-custodian agreements with other banks or trust companies to perform duties described in this sub-section (c) with respect to domestic assets.  Such bank or trust company shall have aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PFPC Trust, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PFPC Trust.  In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of applicable rules and regulations.  Any such arrangement relating to one or more Portfolios of a particular Fund will not be entered into without prior written notice to such Fund (or as otherwise provided in the 1940 Act).

In addition, PFPC Trust may enter into arrangements with sub-custodians with respect to services regarding foreign assets.  Any such arrangement relating to one or more Portfolios of a particular Fund will not be entered into without prior written notice to such Fund (or as otherwise provided in the 1940 Act).

As between PFPC Trust and a particular Fund, PFPC Trust shall remain responsible to such Fund for the acts and omissions of any sub-custodian chosen by PFPC Trust with respect to the assets of such Fund under the terms of this sub-section (c) to the same extent that PFPC Trust is responsible to such Fund for PFPC Trust’s own acts and omissions with respect to such Fund under this Agreement.

(d)                                                                Transactions Requiring Instructions .  Upon receipt of Oral Instructions or Written Instructions and not otherwise, PFPC Trust shall:

(i)                                                                    deliver any securities held for a Portfolio against the receipt of payment for the sale of such securities or otherwise in accordance with standard market practice;

(ii)                                                                 execute and deliver to such persons as may be designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Portfolio as owner of any securities may be exercised;

(iii)                                                              deliver any securities to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable at the option of the holder; provided that, in any such case, the cash or other consideration is to be delivered to PFPC Trust;

(iv)                                                             deliver any securities held for a Portfolio against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization,  refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

(v)                                                                deliver any securities held for a Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

(vi)                                                             make such transfer or exchanges of the assets of the Fund to which said Oral Instructions or Written Instructions relate and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of such Fund;

(vii)                                                          release securities belonging to a Portfolio to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred on behalf of that Portfolio; provided, however, that securities shall be released only upon payment to PFPC Trust of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

(viii)                                                       release and deliver securities owned by a Portfolio in connection with any repurchase agreement entered into on behalf of that Portfolio, but only on receipt of payment therefor; and pay out monies of a Portfolio in connection with such repurchase agreements, but only upon the delivery of the securities;

(ix)                                                               release and deliver or exchange securities owned by a Portfolio in connection with any conversion of such securities, pursuant to their terms, into other securities;

(x)                                                                  release and deliver securities to a broker in connection with the broker’s custody of margin collateral relating to futures and options transactions;

(xi)                                                               release and deliver securities owned by a Portfolio for the purpose of redeeming in kind Shares of the Portfolio upon delivery thereof to PFPC Trust; and

(xii)                                                            release and deliver or exchange securities owned by a Portfolio for other purposes.

PFPC Trust must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d(xii).

(e)                                                                 Use of Book-Entry System or Other Depository .  PFPC Trust will deposit in Book-Entry Systems and other depositories all securities belonging to the Portfolios eligible for deposit therein and will utilize Book-Entry Systems and other depositories to the extent possible in connection with settlements of purchases and sales of securities by the Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings.  PFPC Trust shall continue to perform such duties with respect to all of the Portfolios of a Fund until PFPC Trust receives Written Instructions or Oral Instructions from or on behalf of the Fund authorizing contrary actions with respect to one or more of such Fund’s Portfolios. Notwithstanding anything in this Agreement to the contrary, PFPC Trust’s use of a Book-Entry System shall comply with the requirements of Rule 17f-4 under the 1940 Act.

PFPC Trust shall administer a Book-Entry System or other depository as follows:

(i)                                                                    With respect to securities of a particular Portfolio which are maintained in a Book-Entry System or another depository, the records of PFPC Trust shall identify by book-entry or otherwise those securities as belonging to such Portfolio.

(ii)                                                                 Assets of each Portfolio deposited in a Book-Entry System or another depository will (to the extent consistent with applicable law and standard practice) at all times be segregated from any assets and cash controlled by PFPC Trust in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities.

PFPC Trust will provide a Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

(f)                                                                   Registration of Securities .  All securities held for a Portfolio which are issued or issuable only in bearer form, except such securities maintained in the Book-Entry System or in another depository, shall be held by PFPC Trust in bearer form; all other securities maintained for a Portfolio may be registered in the name of the applicable Fund on behalf of that Portfolio, PFPC Trust, a Book-Entry System, another depository, a sub-custodian, or any duly appointed nominee of such Fund, PFPC Trust, a Book-Entry System, a depository or a sub-custodian.  Each Fund reserves the right to instruct PFPC Trust as to the method of registration and safekeeping of the securities of the Fund.  Each Fund agrees to furnish to PFPC Trust appropriate instruments to enable PFPC Trust to maintain or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System or in the name of another appropriate entity, any securities which PFPC Trust may maintain for the Fund. With respect to uncertificated securities which are registered in the name of a Fund or a Portfolio (or a nominee thereof), PFPC Trust will reflect such securities on its records based upon the holdings information provided to it by the issuer of such securities, but notwithstanding anything in this Agreement to the contrary PFPC Trust shall not be obligated to safekeep such securities or to perform other duties with respect to such securities other than to make payment for the purchase of such securities upon receipt of Oral or Written Instructions, accept in sale proceeds received by PFPC Trust upon the sale of such securities of which PFPC Trust is informed pursuant to Oral or Written Instructions, and accept in other distributions received by PFPC Trust with respect to such securities or reflect on its records any reinvested distributions with respect to such securities of which it is informed by the issuer of the securities.

(g)                                                                Voting and Other Action .  Neither PFPC Trust nor its nominee shall vote any security held pursuant to this Agreement by or for the account of a Portfolio, except in accordance with Written Instructions.  PFPC Trust, directly or through the use of another entity, shall execute in blank and promptly deliver any notice, proxy or proxy soliciting materials received by PFPC Trust as custodian of a particular Portfolio under this Agreement to the registered holder of the security to which such notice, proxy or proxy soliciting materials relates.  If the registered holder is not the Portfolio for which such security is maintained, then Written Instructions or Oral Instructions from or on behalf of such Portfolio must designate the person who owns such security.

(h)                                                                Transactions Not Requiring Instructions .  Notwithstanding anything in this Agreement requiring instructions in order to take a particular action, in the absence of contrary Written Instructions relating to a particular Fund or Portfolio, PFPC Trust is authorized to take the following actions without the need for instructions:

(i)                                                                    Collection of Income and Other Payments.

(A)                                                             collect and receive for the account of a Portfolio, all income, dividends, distributions, coupons, option premiums, other payments and similar items, included or to be included in such Portfolio’s Property, and, in addition, promptly advise the Portfolio of such receipt and credit such income to the Portfolio’s custodian account;

(B)                                                               endorse and deposit for collection, in the name of a Fund, checks, drafts, or other orders for the payment of money;

(C)                                                               receive and hold for the account of a Portfolio all securities received as a distribution on the Portfolio’s securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any securities belonging to the Portfolio and held by PFPC Trust hereunder;

(D)                                                              present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, retired or otherwise become payable (on a mandatory basis) on the date such securities become payable; and

(E)                                                                take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.

(ii)                                                                 Miscellaneous Transactions .

(A)                                                             PFPC Trust is authorized to deliver or cause to be delivered a particular Portfolio’s Property against payment or other consideration or written receipt therefor in the following cases:

(1)                                                                 for examination by a broker or dealer selling for the account of the Portfolio in accordance with street delivery custom;

(2)                                                                 for the exchange of interim receipts or temporary securities for definitive securities; and

(3)                                                                 for transfer of securities into the name of the applicable Fund on behalf of the Portfolio or PFPC Trust or a sub-custodian or a nominee of one of the foregoing, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to PFPC Trust.

(B)                                                               PFPC Trust shall:

(1)                                                                 pay all income items held by it which call for payment upon presentation and hold the cash received by it upon such payment for the account of the applicable Portfolio;

(2)                                                                 collect interest and cash dividends received, with notice to the applicable Fund, to the account of the applicable Portfolio;

(3)                                                                 hold for the account of a Portfolio all stock dividends, rights and similar securities issued with respect to any securities held by PFPC Trust for such Portfolio; and

(4)                                                                 subject to receipt of such documentation and information as PFPC Trust may request, execute as agent on behalf of a Fund all necessary ownership certificates required by a national governmental taxing authority or under the laws of any U.S. state now or hereafter in effect, inserting the Fund’s name, on behalf of a Portfolio of the Fund, on such certificate as the owner of the securities covered thereby, to the extent PFPC Trust may lawfully do so.

(iii)                                                              Other Matters.

(A)                                                             subject to receipt of such documentation and information as PFPC Trust may request, PFPC Trust will, in such jurisdictions as PFPC Trust may agree from time to time with respect to a particular Fund, seek to reclaim or obtain a reduction with respect to any withholdings or other taxes relating to assets of such Fund maintained hereunder (provided that PFPC Trust will not be liable to any Fund for failure to obtain any particular relief in a particular jurisdiction); and

(B)                                                               PFPC Trust is authorized to deduct or withhold any sum in respect of tax which PFPC

Trust considers is required to be deducted or withheld “at source” by any relevant law or practice.

(i)                                                                    Segregated Accounts .

(i)                                                                    PFPC Trust shall upon receipt of Written Instructions or Oral Instructions establish and maintain segregated accounts on its records for and on behalf of a particular Portfolio.  Such accounts may be used to transfer cash and securities, including securities in a Book-Entry System or other depository:

(A)                                                             for the purposes of compliance by the Portfolio with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; and

(B)                                                               upon receipt of Written Instructions, for other purposes.

(ii)                                                                 PFPC Trust shall arrange for the establishment of IRA custodian accounts for such shareholders holding Shares of a Portfolio through IRA accounts, in accordance with the Portfolio’s prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and with such other procedures as are mutually agreed upon from time to time by and among the applicable Fund, PFPC Trust and the Portfolio’s transfer agent.

(j)                                                                    Purchases of Securities .  PFPC Trust shall settle purchased securities upon receipt of Oral Instructions or Written Instructions that specify:

(i)                       the name of the issuer and the title of the securities, including CUSIP number if applicable;

(ii)                                                                 the number of shares or the principal amount purchased and accrued interest, if any;

(iii)                                                              the date of purchase and settlement;

(iv)                                                             the purchase price per unit;

(v)                                                                the total amount payable upon such purchase;

(vi)                                                             the Portfolio involved; and

(vii)                                                          the name of the person from whom or the broker through whom the purchase was made.  PFPC Trust shall upon receipt of securities purchased by or for a Portfolio (or otherwise in accordance with standard market practice) pay out of the monies held for the account of the Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in the Oral Instructions or Written Instructions relating to such transaction.

(k)                                                                 Sales of Securities .  PFPC Trust shall settle sold securities upon receipt of Oral Instructions or Written Instructions that specify:

(i)                                                                    the name of the issuer and the title of the security, including CUSIP number if applicable;

(ii)                                                                 the number of shares or principal amount sold, and accrued interest, if any;

(iii)                                                              the date of trade and settlement;

(iv)                                                             the sale price per unit;

(v)                                                                the total amount payable to the Portfolio upon such sale;

(vi)                    the name of the broker through whom or the person to whom the sale was made;

(vii)                                                          the location to which the security must be delivered and delivery deadline, if any; and

(viii)                                                       the Portfolio involved.

PFPC Trust shall deliver the securities sold by or for a Portfolio upon receipt of the total amount payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral Instructions or Written Instructions relating to such transaction.  Notwithstanding anything to the contrary in this Agreement, PFPC Trust may accept payment in such form as is consistent with standard industry practice and may deliver assets and arrange for payment in accordance with the standard market practice.

(l)                                                                    Reports; Proxy Materials .

(i)                                                                    PFPC Trust shall furnish to each Fund the following reports:

(A)                                                             such periodic and special reports as the Fund may reasonably request;

(B)                                                               a monthly statement summarizing all transactions and entries for the account of each of the Fund’s Portfolios, listing each portfolio security belonging to each such Portfolio (with the corresponding security identification number) held at the end of such month and stating the cash balance of each such Portfolio at the end of such month;

(C)                                                               the reports required to be furnished to the Fund pursuant to Rule 17f-4 of the 1940 Act; and

(D)                                                              such other information as may be agreed upon from time to time between the Fund and PFPC Trust.

(ii)                                                                 PFPC Trust shall transmit promptly to a Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of such Fund’s Portfolios under this Agreement.  PFPC Trust shall be under no other obligation to inform any Fund as to such actions or events. For clarification, upon termination of this Agreement with respect to a particular Fund PFPC Trust shall have no responsibility to transmit to such Fund any material referenced in the first sentence of this sub-section (l)(ii) or to inform such Fund or any other person having any interest in or with respect to such Fund of any actions or events referenced in the first sentence of this sub-section (l)(ii).

(m)                                                              Crediting of Accounts . PFPC Trust may in its sole discretion credit an Account with respect to income, dividends, distributions, coupons, option premiums, other payments or similar items prior to PFPC Trust’s actual receipt thereof, and in addition PFPC Trust may in its sole discretion credit or debit the assets in an Account on a contractual settlement date with respect to any sale, exchange or purchase applicable to the Account; provided that nothing herein or otherwise shall require PFPC Trust to make any advances or to credit any amounts until PFPC Trust’s actual receipt thereof.  If PFPC Trust credits an Account with respect to (a) income, dividends, distributions, coupons, option premiums, other payments or similar items on a contractual payment date or otherwise in advance of PFPC Trust’s actual receipt of the amount due, (b) the proceeds of any sale or other disposition of assets on the contractual settlement date or otherwise in advance of PFPC Trust’s actual receipt of the amount due or (c) provisional crediting of any amounts due, and (i) PFPC Trust is subsequently unable to collect full and final payment for the amounts so credited within a reasonable time period using reasonable efforts or (ii) pursuant to standard industry practice, law or regulation PFPC Trust is required to repay to a third party such amounts so credited, or if any asset has been incorrectly credited to an Account, PFPC Trust shall have the absolute right in its sole discretion without demand to reverse any such credit or payment, to debit or deduct the amount of such credit or payment from the Account, and to otherwise pursue recovery of any such amounts so credited from the Fund to which such Account relates.  Each Fund hereby grants to PFPC Trust and to each sub-custodian utilized by PFPC Trust in connection with providing services to such Fund a first priority contractual possessory security interest in and a right of setoff against the assets maintained in the

Account of a particular Portfolio of the Fund in the amount necessary to secure the return and payment to PFPC Trust and to each such sub-custodian of any advance or credit made by PFPC Trust and/or by such sub-custodian (including charges related thereto) to such Account. Notwithstanding anything in this Agreement to the contrary, PFPC Trust shall be entitled to assign any rights it has under this sub-section (m) with respect to a particular Fund to any sub-custodian utilized by PFPC Trust in connection with providing services to such Fund which sub-custodian makes any credits or advances with respect to such Fund.

(n)                                                                Collections .  All collections of monies or other property in respect, or which are to become part, of the Property of a Portfolio (but not the safekeeping thereof upon receipt by PFPC Trust) shall be at the sole risk of such Portfolio.  If payment is not received by PFPC Trust within a reasonable time after proper demands have been made, PFPC Trust shall notify the applicable Fund in writing, including copies of all demand letters, any written responses and memoranda of all oral responses and shall await instructions from such Fund.  PFPC Trust shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction.   PFPC Trust shall also notify the applicable Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide such Fund with periodic status reports of such income collected after a reasonable time.

(o)                                                                Foreign Exchange . PFPC Trust and/or sub-custodians may enter into or arrange foreign exchange transactions (at such rates as they may consider appropriate) in order to facilitate transactions under this Agreement, and such entities and/or their affiliates may receive compensation in connection with such foreign exchange transactions.

15.                                                              Duration and Termination .

(a)                                                                 This Agreement shall be effective and shall continue with respect to a particular Fund for an initial period of three (3) years from the date the Fund becomes a party to this Agreement (the “Initial Term”).

(b)                                                                Upon the expiration of the Initial Term with respect to a particular Fund, this Agreement shall automatically renew with respect to such Fund for successive terms of one (1) year “Renewal Terms”) each, unless such Fund or PFPC Trust provides written notice to the other of its intent not to renew this Agreement with respect to such Fund.  Such notice must be received not less than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term applicable to the Fund to which the termination relates.

(c)                                                                 In the event a termination notice is given by a Fund, all expenses associated with movement of records and materials and conversion thereof to a successor service provider relating to such Fund will be borne by such Fund.

(d)                                                                If PFPC Trust is guilty of a material failure to perform its duties and obligations under this Agreement with respect to a particular Fund that Fund may give written notice thereof to PFPC Trust, and if such material breach shall not have been remedied by PFPC Trust within thirty (30) days after such written notice is given, then that particular Fund may terminate this Agreement with respect to that Fund by giving thirty (30) days written notice of such termination to PFPC Trust.  If a Fund is guilty of a material failure to perform its duties and obligations under this Agreement PFPC Trust may give written notice thereof to such Fund, and if such material breach shall not have been remedied by the Fund within thirty (30) days after such written notice is given, then PFPC Trust may terminate this Agreement with respect to that Fund by giving thirty (30) days written notice of such termination to such Fund.  In all cases relating to a termination of this Agreement pursuant to the foregoing provisions of this Section 15(d), termination by the non-defaulting party shall not constitute a waiver by the non-defaulting party of any other rights it might have under this Agreement or otherwise against the defaulting party.

(e)                                                                 In the event this Agreement is terminated with respect to a particular Fund (pending appointment of a successor to PFPC Trust with respect to such Fund or the vote of the shareholders of such Fund to dissolve or to function without a custodian of its cash, securities or other property), PFPC Trust shall not deliver cash, securities or other property of the Fund’s Portfolios to that Fund; PFPC Trust may, however, deliver the cash, securities, and other property of the Fund’s Portfolios to a bank or trust company of PFPC Trust’s choice, having aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement.  PFPC Trust shall not be required to make any delivery or payment of assets of a Portfolio upon termination of this Agreement with respect to such Portfolio until full payment shall have been made by such Portfolio to PFPC Trust of all of PFPC Trust’s fees, compensation, costs and expenses relating to such Portfolio (including without limitation fees and expenses associated with deconversion or conversion to another service provider and other trailing expenses incurred by PFPC Trust); PFPC Trust shall have a first priority contractual possessory security interest in and shall have a right of setoff against the Property relating to such Portfolio as security for the payment of such fees, compensation, costs and expenses.

16.                                                              Notices .   Notices shall be addressed (a) if to PFPC Trust at 8800 Tinicum Boulevard, 3 rd Floor, Philadelphia, Pennsylvania 19153, Attention:  Sam Sparhawk (or such other address as PFPC Trust may inform the Funds in writing from time to time);  (b) if to a Fund, at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, Attention: Grace C. Torres (or such other address as a particular Fund may inform PFPC Trust in writing from time to time); or (c) if to neither a Fund nor PFPC Trust, at such other address as shall have been given to the sender of any such notice or other communication.  If notice is sent by confirming facsimile sending device, it shall be deemed to have been given immediately.  If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed.  If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

17.                                                              Amendments .   This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

18.                                                              Assignment . PFPC Trust may assign its rights hereunder with respect to a particular Fund to any majority-owned direct or indirect subsidiary of PFPC Trust or of The PNC Financial Services Group, Inc., provided that PFPC Trust gives such Fund thirty (30) days’ prior written notice of such assignment.

19.                                                              Counterparts .   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.                                                              Miscellaneous .

(a)                                                                 Entire Agreement .  As between each separate Fund and PFPC Trust, this Agreement embodies the entire agreement and understanding between such Fund and PFPC Trust and supersedes all prior agreements and understandings between such Fund and PFPC Trust relating to the subject matter hereof, provided that such Fund and PFPC Trust may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b)                                                                No Representations or Warranties .  Except as expressly provided in this Agreement, PFPC Trust hereby disclaims all representations and warranties, express or implied, made to any Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement.  PFPC Trust disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(c)                                                                 No Changes that Materially Affect Obligations .  Notwithstanding anything in this Agreement to the contrary, each Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC Trust hereunder without the prior written approval of PFPC Trust, which approval shall not be unreasonably withheld or delayed.

(d)                                                                Captions .  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(e)                                                                 Information .  Each Fund will provide such information and documentation as PFPC Trust may reasonably request in connection with services provided by PFPC Trust to the Fund.

(f)                                                                   Governing Law .  This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(g)                                                                Partial Invalidity .  If any provision of this Agreement as it relates to a particular Fund shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(h)                                                                Successors and Assigns .  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(i)                                                                    Facsimile Signatures .  The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(j)                                                                    Prior Agreements .

(i)                                                                    This Agreement shall supercede and replace any other Custodian Services Agreement made as of July 1, 2005 involving any registered investment company set forth on Exhibit A attached hereto and PFPC Trust.

(ii)                                                                 As between PFPC Trust and American Skandia Trust, this Agreement shall supersede and replace the Custodian Services Agreement between American Skandia Trust and PFPC Trust (successor by assignment to Provident National Bank) dated as of May 1, 1992.  As between PFPC Trust and Strategic Partners Mutual Funds, Inc., this Agreement shall supersede and replace the Custodian Services Agreement between Strategic Partners Mutual Funds, Inc. (formerly, American Skandia Advisor Funds, Inc.) and PFPC Trust (successor by assignment to PNC Bank, National Association) dated as of June 1, 1997.

(k)                                                                 Separate Agreements .  PFPC Trust is entering into this Agreement with each of the Funds separately, and any duty, obligation or liability owed or incurred by PFPC Trust with respect to a particular Fund shall be owed or incurred solely with respect to that Fund, and shall not in any way create any duty, obligation or liability with respect to any other Fund.  This Agreement shall be interpreted to carry out the intent of the parties hereto that PFPC Trust is entering into a separate arrangement with each separate Fund.

(l)                                                                    Customer Identification Program Notice .  To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003.  Consistent with this requirement, PFPC Trust may request (or may have already requested) each Fund’s name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party’s date of birth.  PFPC Trust may also ask (and may have already asked) for additional identifying information, and PFPC Trust may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

IN WITNESS WHEREOF, each of American Skandia Trust, Strategic Partners Mutual Funds, Inc. and PFPC Trust has caused this Agreement to be executed as of the day and year first above written.

PFPC TRUST COMPANY

By:

Title:

AMERICAN SKANDIA TRUST

By:

Title:

STRATEGIC PARTNERS MUTUAL FUNDS, INC.

By:

Title:

EXHIBIT A

Dated:  July 1, 2005

PORTFOLIOS

American Skandia Trust

AST JPMorgan International Equity Portfolio

AST William Blair International Growth Portfolio

AST LSV International Value Portfolio

AST MFS Global Equity Portfolio

AST State Street Research Small-Cap Growth Portfolio

AST DeAM Small-Cap Growth Portfolio

AST Federated Aggressive Growth Portfolio

AST Goldman Sachs Small-Cap Value Portfolio

AST Small-Cap Value Portfolio

AST DeAM Small-Cap Value Portfolio

AST Goldman Sachs Mid-Cap Growth Portfolio

AST Neuberger Mid-Cap Growth Portfolio

AST Neuberger Mid-Cap Value Portfolio

AST Alger All-Cap Growth Portfolio

AST Gabelli All-Cap Value Portfolio

AST T. Rowe Price Natural Resources Portfolio

AST Alliance Growth Portfolio

AST MFS Growth Portfolio

AST Marsico Capital Growth Portfolio

AST Goldman Sachs Concentrated Growth Portfolio

AST DeAM Large-Cap Value Portfolio

AST Hotchkis & Wiley Large-Cap Value Portfolio

AST Alliance/Bernstein Growth + Value Portfolio

AST Sanford Bernstein Core Value Portfolio

AST Cohen & Steers Realty Portfolio

AST Sanford Bernstein Managed Index 500 Portfolio

AST American Century Income & Growth Portfolio

AST Alliance Growth and Income Portfolio

AST DeAM Global Allocation Portfolio

AST American Century Strategic Balanced Portfolio

AST T. Rowe Price Asset Allocation Portfolio

AST T. Rowe Price Global Bond Portfolio

AST Goldman Sachs High Yield Bond Portfolio

AST Lord Abbett Bond-Debenture Portfolio

AST PIMCO Total Return Bond Portfolio

AST PIMCO Limited Maturity Bond Portfolio

AST Money Market Portfolio

Strategic Partners Mutual Funds, Inc.

Strategic Partners International Growth Fund

Strategic Partners Small Cap Growth Opportunity Fund

Strategic Partners Managed Small Cap Growth Fund

Strategic Partners Small Company Fund

Strategic Partners Mid Cap Growth Fund

Strategic Partners Relative Value Fund

Strategic Partners Technology Fund

Strategic Partners Health Sciences Fund

Strategic Partners Managed OTC Fund

Strategic Partners Capital Growth Fund

Strategic Partners Concentrated Growth Fund

Strategic Partners Core Value Fund

Strategic Partners Managed Index 500 Fund

Strategic Partners Equity Income Fund

Strategic Partners Growth with Income Fund

Strategic Partners Capital Income Fund

Strategic Partners Balanced Fund

Strategic Partners High Yield Bond Fund

Strategic Partners Bond Fund

Strategic Partners Money Market Fund

ADDITION OF FUNDS TO CUSTODIAN SERVICES AGREEMENT

This document relates to the addition of each registered investment company listed on Attachment A to this document (each an “Additional Fund”) as a party to the Agreement (as defined below).

WHEREAS, each Additional Fund wishes to retain PFPC Trust Company (“PFPC Trust”) to provide the custodian services set forth in the Agreement (as defined below) to its investment portfolios listed on Attachment A to this document (each an “Additional Portfolio”), and PFPC Trust wishes to furnish such services;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, each Additional Fund and PFPC Trust agree as follows:

1.                                                                      For purposes of this document:

A.            “Agreement” means the Custodian Services Agreement initially made as of July 1, 2005 separately by and between each of American Skandia Trust and Strategic Partners Mutual Funds, Inc. (each of which is a “Fund” under such Custodian Services Agreement) and PFPC Trust, as such Custodian Services Agreement may be amended or amended and restated from time to time.

B.            “Effective Date” means, with respect to a particular Additional Portfolio, the effective date listed for such Additional Portfolio on Attachment A to this document (or such other date as agreed in writing between PFPC Trust and the Additional Fund to which such Additional Portfolio relates).

2.                                                                      Each Additional Fund hereby appoints PFPC Trust to provide the custodian services set forth in the Agreement, in accordance with the terms set forth in the Agreement, to each of its Additional Portfolios as of the Effective Date for each such respective Additional Portfolio. PFPC Trust accepts such appointment and agrees to furnish such services as of the relevant Effective Date.

3.                                                                      An Additional Fund shall be added as a party to the Agreement as of the first Effective Date which is applicable to one of the Additional Fund’s Additional Portfolios, and as of such Effective Date such Additional Fund shall be a “Fund” for all purposes under the Agreement. For clarity, notwithstanding the foregoing, Strategic Partners Style Specific Funds was added as a party to the Agreement and became a “Fund” for all purposes under the Agreement as of August 15, 2005.

4.                                                                      An Additional Portfolio shall be deemed to be listed on Exhibit A attached to the Agreement as of the Effective Date for such Additional Portfolio, and as of the Effective Date for a particular Additional Portfolio (but not before such Effective Date) such Additional Portfolio shall be a “Portfolio” for all purposes under the Agreement.

5.                                                                      For clarity and notwithstanding the provisions of Section 20(a) of the Agreement, this document embodies a portion of the agreement and understanding between each Additional Fund and PFPC Trust relating to the subject matter of the Agreement and the Agreement shall not supercede the terms and provisions of this document.

6.                                                                      PFPC Trust is entering into this document with each of the Additional Funds separately, and any duty, obligation or liability owed or incurred by PFPC Trust with respect to a particular Additional Fund shall be owed or incurred solely with respect to that Additional Fund, and shall not in any way create any duty, obligation or liability with respect to any other Additional Fund. This document shall be interpreted to carry out the intent of the parties hereto that PFPC Trust is entering into a separate arrangement with each separate Additional Fund.

Agreed:
PFPC Trust Company	Each Registered Investment Company set Forth on
Attachment A attached hereto
By:	By:
Title:	Title:
Dated:

ATTACHMENT A

ADDITIONAL FUND	ADDITIONAL PORTFOLIO	EFFECTIVE DATE